Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statement:

1.	Registration Statement (Form S-8 No. 333-134689) pertaining to the iGATE Corporation 2006 Stock Incentive Plan of iGATE Corporation,

of our reports dated February 12, 2014, with respect to the 2013 consolidated financial statements of iGATE Corporation and the 2013 effectiveness of internal control over financial reporting of iGATE Corporation, included in this Annual Report on Form 10-K of iGATE Corporation for the year ended December 31, 2013.

/s/ Ernst & Young Associates LLP

Gurgaon, India

February 12, 2014